UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Greater Bay Bancorp (the “Registrant”) received a Notice of Proposed Adjustment (the “Notice”) from the Internal Revenue Service (“IRS”) challenging the deductibility of certain capital losses claimed on the Registrant’s 2001 tax return. The Notice resulted from a recent audit of the Registrant’s tax returns for 2001 and other years. The proposed adjustments primarily concern disallowed deductions for capital losses claimed in connection with the transfer of assets to CNB Investment Trust II (“CNB II”), a real estate investment trust subsidiary of the Registrant, in exchange for CNB II Series B Preferred Stock and the subsequent sale by a subsidiary of the Registrant of the CNB II Series B Preferred Stock to outside investors in a private offering. Registrant owns indirectly all of the common stock of CNB II. The Registrant believes that these deductions were properly reported on its return in accordance with applicable tax laws and regulations in effect during the period involved and intends to contest these proposed adjustments vigorously using all administrative and legal processes available. For additional information, see Note 15 of the Registrant’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006.

If the IRS successfully disallowed the entire loss deduction, the net impact to the financial statement earnings would be approximately $9.4 million. Statutory interest would apply to any tax deficiencies. The Notice does not assert any penalties on the proposed adjustment, and the Registrant does not believe that it would be subject to any penalties in the event the IRS is successful in asserting its claims.

The Notice is an IRS proposal only at this stage, not a final IRS determination. It may be subject to further discussion and analysis at the examination level. If the matter is not resolved at that level, the Registrant intends to pursue an administrative appeal and, if necessary, resort to the courts for a final determination of the issues presented.

Discussions of certain matters contained in this report may constitute “forward-looking statements” as such term is defined in section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our current expectations regarding possible developments related to the ultimate resolution of the notice of proposed adjustment from the IRS. Forward-looking statements are only estimates or predictions and you should not rely on them. Actual events or results underlying such statements, including our assumptions regarding the permissibility of certain deductions taken by the Registrant in its tax returns, may differ significantly. For these statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All written and oral forward-looking statements made in connection with this Report which are attributable to the Registrant or persons acting on behalf of the Registrant are expressly qualified in their entirety by the cautionary statements included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: August 28, 2007	By:	/s/ James S. Westfall
James S. Westfall
Executive Vice President and Chief Financial Officer